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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A of our report dated February 27, 2004 (except for Restatement of Financial Statements described in Note 2 and subsequent events described in Note 12 for which the date is April 23, 2004), relating to the consolidated financial statements of Vital Living, Inc. as of and for the years ended December 31, 2003 and 2002 appearing in the Prospectus, which are a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
July 7, 2004

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm